January 23, 2008

Board of Directors
OmniReliant Holdings, Inc.
4218 West Linebaugh Ave.
Tampa, Florida 33624

To Whom It May Concern:

I am tendering my resignation as chief executive officer and chief financial officer of OmniReliant Holdings, Inc. (the “Company”) effective January 24, 2008.

Regards,

/s/ Chris Phillips

Chris Phillips